UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NORTHPORT CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Colorado	76-0674579
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

#1100-1200 W. 73rd Ave.	VP6 6G5
Vancouver, BC, Canada	(Zip Code)
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act: None.

Title of each class to be so registered:	Name of each exchange on which each class
is to be registered:

Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ x ]

Securities Act registration statement file number to which this form relates: 333-137300

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

A description of the Common Stock, par value $0.001 per share, of Northport Capital, Inc. (the “Registrant”) to be registered under this Registration Statement (this “Registration Statement”) is contained in the section entitled “Description of Capital Stock” in the Registrant’s registration statement on Form SB-2, File No. 333-137300, as amended, which was initially filed with the Securities and Exchange Commission on September 14, 2006, and is incorporated herein by reference.

Item 2. Exhibits

The following exhibits are filed with and/or incorporated herein by reference from the Registrant’s registration statement on Form SB-2, File No. 333-137300, as amended. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit #	Document Description
2.1	Equity Transfer Agreement, dated June 23, 2005, among the Registrant and the four shareholders of Dalian Northport Information Industry Development Company Limited (1)

2.2	Amendment to Equity Transfer Agreement dated January 16, 2006 among the Registrant and the four shareholders of Dalian Northport Information Industry Development Company Limited (1)

3.1	Articles of Incorporation (1)

3.2	Articles of Amendment to Articles of Incorporation (1)

3.3	Bylaws (1)

10.1	Agreement between Dalian Beigang and Yingkou City Beigang Network Information Industry Services Co., Ltd. (2)

(1)	Filed as an exhibit to the Registrant’s registration statement on Form SB-2 filed on September 14, 2006.

(2)	Filed as an exhibit to the Registrant’s amended registration statement on Form SB-2/A filed on December 14, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be executed on its behalf by the undersigned, thereto duly authorized.

NORTHPORT CAPITAL, INC.

Date: July 13, 2007

By:	/s/ James Wang
Name: James Wang
Title: Chief Financial Officer